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                               EXHIBIT 1.2
                                                          [Preferred Stock]

OLD KENT FINANCIAL CORPORATION


                          UNDERWRITING AGREEMENT


                                                         New York, New York
                                                         ____________, 199_


To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Dear Sirs:

     Old Kent Financial Corporation, a Michigan corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), __________ shares (the "Initial Shares") of the Company's preferred stock (the "Preferred Stock"). The Company also grants to the Underwriters, severally and not jointly, the option described in
Section 2(c) to purchase up to _____ additional shares (the "Option Shares") of Preferred Stock to cover over-allotments.

     The Company may elect to offer fractional interests in shares of Preferred Stock, in which event the Company will provide for the issuance by a Depositary of receipts evidencing depositary shares that will represent such fractional interests ("Depositary Shares"). The shares of Preferred Stock involved in any such offering are hereinafter referred to as the "Securities" and, where appropriate herein, reference to the Securities includes the Depositary Shares. Such Securities are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule II opposite the name of each Underwriter. The Securities are more fully described in the Final Prospectus, referred to below. If the firm or firms listed in Schedule II include only the firm or firms listed in Schedule I, then the terms "Underwriters" and "Representatives", as used herein, each shall be deemed to refer to such firm or firms.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that as of the date of this
Agreement:




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               (a)  The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the
     "Commission") a registration statement on such Form S-3 (the file number of which is set forth in Schedule I), which registration statement has become effective, for the registration under the Act of the Securities. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with Rule 415. The Company proposes to file with the Commission pursuant to Rule 424 or Rule 434 under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement";
     such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic
     Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 or Rule 434 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus that has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Final Prospectus." Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any Preliminary
     Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference in this Agreement to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, and the Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

               (b) As of the date of this Agreement, when the Final Prospectus is first filed pursuant to Rule 424 or Rule 434 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes

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     effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as defined below), (i) the Registration Statement as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act, and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus. It is agreed that each Underwriter and you, as Representative, have furnished to the Company in writing for such use the statements with respect to Underwriters in response to Item E of Form S-1, any statements relating to the terms of the offering by the Underwriters on the cover page of the Final Prospectus, and all statements under the caption "Underwriting" in the Final Prospectus.

               (c) The Company is a duly organized and validly existing corporation in good standing under the laws of the state of Michigan, has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Old Kent Bank (the "Principal Subsidiary Bank") is a banking organization formed under the laws of the state of Michigan and authorized thereunder to transact business.

               (d) Neither the Company nor the Principal Subsidiary Bank is required to be qualified or licensed to do business as a foreign corporation in any jurisdiction where it is not so qualified or licensed, except where the failure to be so qualified would not reasonably be expected to have a material

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     adverse effect on the business or properties of the Company and its subsidiaries on a consolidated basis.

               (e) All the outstanding shares of capital stock of the Company and the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in M.C.L. <Section> 450.1551 and the Michigan Banking Code of 1969, as amended) nonassessable. Except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank are owned, directly or indirectly, by the Company, free and clear of any perfected security interest and, subject to the provisions of and the Michigan Banking Code of 1969, as amended, any other security interests, claims, liens or encumbrances.

               (f) The Securities conform in all material respects to the description thereof contained in the Final Prospectus;

               (g) There is no pending or, to the Company's knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Final Prospectus. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, that is not described or filed as required.

               (h) This Agreement and the Depository Agreement have been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to bank regulatory powers and to the application of principles of public policy).

               (i) No consent, approval, authorization or order of any court or governmental agency or body is required on behalf of the Company for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such

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     as may be required by the National Association of Securities
     Dealers, Inc. ("NASD") or under the blue sky or insurance laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

               (j) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms of this Agreement will conflict with, result in a breach of, or constitute a default under the Restated Articles of Incorporation or Restated Bylaws of the
     Company or the terms of any material indenture or other agreement to which the Company or the Principal Subsidiary Bank is a party or bound, or any order or regulation applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its affiliates.

               (k) The financial statements (including the related notes and supporting schedules) included in the Final Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and (except as indicated therein) have been prepared in conformity with generally accepted accounting principles applied in a consistent basis throughout the periods involved.

     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Initial Shares set forth opposite such Underwriter's name in
Schedule II.

     (b) The initial public offering price and the purchase price of the Initial Shares shall be set forth in a separate written instrument (the "Pricing Agreement") signed by the Representatives and the Company, the form of which is attached to this Agreement as Schedule III. From and after the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to include the Pricing Agreement. The purchase price per share to be paid by the several Underwriters for the Initial Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement among the Representatives and the Company.

     (c) In addition, on the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth in this Agreement, the Company grants an option to the Underwriters, severally and

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not jointly, to purchase up to an additional _______ Option Shares at the same price per share determined as provided above for the Initial Shares. The option hereby granted will expire 30 days after the date of the Pricing Agreement, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of Delivery (the "Date of Delivery") shall be determined by the Representatives but shall not be later than seven full business days after the exercise of such option and not in any event prior to the Closing Date (as defined below). If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters severally and not jointly, in proportion to, as nearly as practicable, their respective Initial Shares underwriting obligations as set forth on Schedule II.

     3. Delivery and Payment. Delivery of and payment for the Underwriters' Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in
Section 9 (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Underwriters' Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I. Unless otherwise agreed, certificates for the Underwriters' Securities shall be in the form set forth in Schedule I hereto, and such certificates may be deposited with The Depository Trust Company ("DTC") or custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

     In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, delivery and payment for the Option Shares shall be made at the office specified for delivery of the Initial Shares in the Pricing Agreement, or at such other place as the Company and the Representatives shall determine, on the Date of Delivery as specified in the notice from the Representatives to the Company. Delivery of the Option Shares shall be made to the Representatives against payment by the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company in the manner set forth in Schedule I. Unless otherwise agreed, certificates for the Option Shares shall be in the form set forth in Schedule I, and such certificates shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Date of Delivery.

     4. Agreements. The Company agrees with the several Underwriters that:

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               (a)  Prior to the termination of the offering of the
     Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434 via the Electronic Data Gathering, Analysis and Retrieval System. The Company will advise the Representatives promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the Securities is required to be delivered by an Underwriter or dealer under the Act, any event occurs as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

               (c) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations under the Act)

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     covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration
     Statement.

               (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. Except as otherwise provided herein, the Company will pay the expenses of printing all documents relating to the offering.

               (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will use all reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject.

               (f) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Act; provided, however, the Company may, at any time, offer or sell or announce the offering of any securities (A) covered by a registration statement on Form S-8, (B) covered by a registration statement on Form S-3 and pursuant to which the Company issues securities for its Dividend Reinvestment Plan, or (C) reserved for such issuance, with such reservation referred to in the Final
     Prospectus.

     5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document

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incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.

               (b) The Company shall have furnished to the Representatives the opinion of Warner Norcross & Judd LLP, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) through (xi) below:

                    (i) the Company is a duly organized and validly existing corporation in good standing under the laws of the state of Michigan, has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; the Principal Subsidiary Bank is a banking organization organized under the laws of the state of Michigan and authorized thereunder to transact business;

                    (ii) except for those jurisdictions specifically enumerated in such opinion, neither the Company nor the Principal Subsidiary Bank is required to be qualified or licensed to do business as a foreign corporation in any jurisdiction where it is not so qualified or licensed, except where the failure to be so qualified or licensed would not reasonably be expected to have a material adverse effect on the business or properties of the Company and its subsidiaries on a consolidated basis;

                    (iii) all the outstanding shares of capital stock of the Company and the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in M.C.L.
          <Section> 450.1551 and the Michigan Banking Code of
          1969, as amended) nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank are owned, directly or indirectly, by

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          the Company free and clear of any perfected security
          interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

                    (iv) the Securities conform as to legal matters in all material respects to the description thereof contained in the Final Prospectus;

                    (v) if the Securities are to be listed on [the New York Stock Exchange][The Nasdaq Stock Market], authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Securities with [the New York Stock Exchange][The Nasdaq Stock Market] and such counsel has no reason to believe that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

                    (vi) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, that is not described or filed as required;

                    (vii) the Registration Statement has become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

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                    (viii) this Agreement has been duly authorized,
          executed and delivered by the Company and is a valid and binding agreement of the Company (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to bank regulatory powers and to the application of principles of public policy);

                    (ix) no consent, approval, authorization or order of any court or governmental agency or body is required on behalf of the Company for the consummation of the transactions contemplated in this Agreement, except such as have been obtained under the Act and such as may be required by the NASD or under the blue sky or insurance laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                     (x) neither the issue and sale of the Securities, nor the consummation of any other of the transactions in this Agreement contemplated nor the fulfillment of the terms of this Agreement will conflict with, result in a breach of, or constitute a default under the Restated Articles of Incorporation or Restated Bylaws of the Company or, to the knowledge of such counsel, the terms of any material indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its affiliates; and

                    (xi) to the knowledge of such counsel, each holder of securities of the Company having rights to the registration of such securities under the Registration
          Statement has waived such rights or such rights have expired by reason of lapse of time following

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          notification of the Company's intention to file the
          Registration Statement.

          In rendering such opinion, but without opining in connection therewith, such counsel shall also state that, although it has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, it has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Final Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the state of Michigan or the United States, to the extent deemed proper by such counsel and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper by such counsel, on certificates of responsible officers of the Company and its subsidiaries and public officials. In rendering such opinion with respect to the matters covered in clause (ix), such counsel may state that its opinion and belief are based upon the procedures specified in such opinion, but are without independent check or verification.

               (c) The Representatives shall have received from ___________, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the matters referred to in clauses (iv), (vii), (viii), and (ix) of Paragraph 5(b). In rendering such opinion, but without opining in connection therewith, such counsel shall also state that, although it has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, it has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that

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     the Final Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely, as to matters involving the application of laws of any jurisdiction other than the state of __________ or the United States, to the extent deemed proper by such counsel and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Company.

               (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by a Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of their knowledge:

                    (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                    (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the best of the Company's knowledge, threatened; and

                    (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

               (e) At the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives (and also addressed to the Company's Board of Directors) a letter or letters (which letter may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                         (i) They are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder.

                         (ii) In their opinion, the consolidated financial statements of the Company audited by them and included or incorporated by reference in the Registration Statement and Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder.

                        (iii) They performed review procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                    (A) With respect to the period from the date of the most recent audited balance sheet included or incorporated by reference in the Final Prospectus through a specified date not more than five business days prior to the date of delivery of such letter: reading the minutes of the meetings of the shareholders, the board of directors, executive committee and audit committee of the Company and the Principal Bank Subsidiary as set forth in the minute books for such period,

                    (B) With respect to the three, six, or nine month period, as the case may be, ended on the date of the most recent unaudited condensed consolidated interim balance sheet of the Company included or incorporated by reference in the Registration Statement and Final Prospectus, and with respect to the same three, six, or nine month period of the previous year:

                          (I) Performing the procedures specified by
                    the American Institute of Certified Public
                    Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company included or incorporated by reference in the Registration Statement and Final Prospectus,

                        (II) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters whether such unaudited condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations,

                   (C) With respect to the period from the date of the most recent unaudited condensed consolidated interim balance sheet of the Company included or incorporated by reference in the Final Prospectus to the date of the latest available interim financial data:

                         (I) Reading the unaudited condensed consolidated financial statements of the Company for such period, and

                         (II) Inquiring of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in (C)(I) immediately above are stated on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Final Prospectus.

                   (iv) Based on the procedures described in (iii) immediately above, nothing came to their attention as a result of the foregoing procedures that caused them to believe that:

                     (A)  The unaudited condensed consolidated
               financial statements, included or incorporated by reference in the Registration Statement and Final
               Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder,

                     (B) Any material modifications should be made to
               the unaudited condensed consolidated financial statements described in (C) immediately above, included or incorporated by reference in Final Prospectus, for them to be in conformity with generally accepted accounting principles, and

                     (C) As of the date of the latest available interim
               financial data and at the specified date not more than five business days prior to the date of delivery of such letter, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net assets or shareholders' equity of the Company (on a consolidated basis) as compared with the amounts shown in the unaudited condensed consolidated financial statements included or incorporated by reference in the Final Prospectus.

                 (v) The letter shall also state that Arthur Andersen LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are included or incorporated by reference in the Registration Statement and Final Prospectus and that are specified by the Representatives and agreed to by Arthur Andersen LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

             In addition, at the time this Agreement is executed, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect set forth in this paragraph (e) and in Schedule I.

               (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5, or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

               (g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.

     6. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the copying of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Securities, the sale of the Securities to the Underwriters and the fees and expenses of the transfer agent for the Securities, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the "Blue Sky Survey" not to exceed $____________, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectuses and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, and (viii) the fee of the National Association of Securities Dealers, Inc. and, if applicable, [the New York Stock Exchange] [The Nasdaq Stock Market].

     If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     7. Conditions to Purchase of Option Shares. In the event the Underwriters exercise the option granted in Section 2(c) hereof to purchase all or any portion of the Option Shares and the Date of Delivery determined by the Representatives pursuant to Section 2 is later than the Closing Date, the obligations of the several Underwriters to purchase and pay for the Option Shares that they shall have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any required filing of the Final Prospectus pursuant to Rule 424(b) or Rule 434 under the Act shall have been made within the proper time period.

               (b) At the Date of Delivery, the Representatives shall have received, each dated the Date of Delivery and relating to the Option Shares:

                     (i) the favorable opinion of Warner Norcross & Judd LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b);

                     (ii) the favorable opinion of
          ___________________________, counsel for the Underwriters, to the same effect as the opinion required by Section 5(c);

                    (iii) a certificate of a Senior Vice President of the Company and of the principal financial or accounting officer of the Company with respect to the matters set forth in Section 5(d); and

                    (iv) a letter from Arthur Andersen LLP, in form and substance reasonably satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(e) except that the "specified date" in the letter furnished pursuant to this Section 7(b)(v) shall be a date not more than five days prior to the Date of Delivery.

     If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Date of Delivery by the Representatives.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus if used within the period set forth in Section 4(d), or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities that are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented).

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. The Company acknowledges that the statements set forth in the language on the cover page required by Item 509 of Regulation S-K and under the heading "Underwriting" or "Plan of Distribution" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.
                                      -19-

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in
Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II bear to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on [the New York Stock Exchange] [The Nasdaq Stock Market] shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or Michigan state authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in
Section 8, and will survive delivery of and payment for the Securities. The provisions of Section 6 and 8 and this Section 11 shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I, with a copy to: _________________ _________________________________________________________________; or, if
sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 111 Lyon Street NW, Grand Rapids, Michigan 49503, attention of the Secretary, with a copy to: Warner Norcross & Judd, 111 Lyon Street NW, Grand Rapids, Michigan 49503, Attention: Gordon R. Lewis.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                              Very truly yours,

                              OLD KENT FINANCIAL CORPORATION




                              By:

                                   Its


The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.



By: [Name of Representatives]


By:__________________________

For themselves and the other several Underwriters, if any, named in
Schedule II to the foregoing Agreement.

                                SCHEDULE I
                             (Preferred Stock)


Underwriting Agreement dated ___________, 199_

Registration Statement No. 333-

Representatives:


Address of Representatives:

Title, Purchase Price and Description of Securities:

          Title:


          Purchase price (include type of funds, if applicable): ____________ in federal (same day) funds or wire transfer to an account previously designated to the Representatives by the Company, or if agreed to by the Representatives and the Company, by certified or official bank check or checks.

          Other provisions:

Closing Date, Time and Location:  ____________________

Delayed Delivery Arrangements:

          Fee: ___________________

          Minimum amount of each contract: ________________

          Maximum aggregate amount of all contracts: ________________

     Additional items to be covered by the letter from Price Waterhouse delivered pursuant to Section 5(e) at the time this Agreement is executed: _____________________________

                                SCHEDULE II
                             (Preferred Stock)

                                                  Principal Amount
                                                  of Securities to
Underwriters                                        be Purchased
------------                                       ---------------

                               SCHEDULE III
                              Preferred Stock

                             _________ Shares

OLD KENT FINANCIAL CORPORATION


                             PRICING AGREEMENT


                                                         New York, New York
                                                         ____________, 199_



___________________________,
as Representative of the several Underwriters



Dear Sirs:

          Reference is made to the Underwriting Agreement, dated _______________, 199_ (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule I thereto, for whom you are acting as representatives (the "Representatives"), of the above shares of Preferred Stock (the "Initial Shares"), of Old Kent Financial Corporation (the "Company").

          We confirm that the Closing Time (as defined in Section 2 of the Underwriting Agreement) shall be at 9:30 A.M., New York City time, on ____________, 199_ at the offices of
_________________________________________________________________________.

          Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with each Underwriter as follows:

          1. The initial public offering price per share for the Initial Shares, determined as provided in said Section 2, shall be $__.__.

          2. The purchase price per share for the Initial Shares to be paid by the several Underwriters shall be $__.__, being an amount equal to the initial public offering price set forth above less $_.__ per share.


          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,


                              OLD KENT FINANCIAL CORPORATION


                              By:

                                   Its

CONFIRMED AND ACCEPTED:
as of the date first above written:


By:


By:________________________________

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.






















                                      -2-